UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2004

Sepracor Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19410	22-2536587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive Marlborough, MA		01752
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (508) 481-6700

N/A

(Former name or former address, if changed since last report)

Item 5.                                                             Other Events.

On February 28, 2004, Sepracor Inc. (“Sepracor”) announced that it has received an “approvable” letter from the U.S. Food and Drug Administration for its New Drug Application for ESTORRA(TM) brand eszopiclone 2 mg and 3 mg tablets for the treatment of insomnia characterized by difficulty falling asleep, and/or difficulty maintaining sleep during the night and early morning for adult and elderly patients, and a 1 mg tablet for elderly patients whose primary complaint is difficulty falling asleep.

A copy of the press release relating to such announcement is attached to this Current Report on Form 8-K as Exhibit 99.1

On March 1, 2004, Sepracor Inc. issued a press release providing updated information about its commercial launch plans for ESTORRA brand eszopiclone.

A copy of the press release relating to such announcement is attached to this Current Report on Form 8-K as Exhibit 99.2

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements with respect to the anticipated regulatory approval and commercial launch of ESTORRA. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the timing and success of approval of regulatory filings; the scope of Sepracor’s patents and the patents of others; the ability of the company to attract and retain qualified personnel; the availability of sufficient funds to continue research and development efforts; the continued ability of Sepracor to meet its debt obligations when due; and certain other factors that may affect future operating results and are detailed in Sepracor’s current report on Form 8-K filed with the Securities and Exchange Commission on December 8, 2003.

Item 7.                                                             Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                  Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2004	SEPRACOR INC.

	By:	/s/ Robert F. Scumaci
Robert F. Scumaci
Executive Vice President, Finance and Administration and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 28, 2004

99.2	Press Release dated March 1, 2004